As filed with the Securities and Exchange Commission on May 24, 2007.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in its Charter)

Delaware	59-1212264
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5800 Park of Commerce Boulevard, N.W.

Boca Raton, FL 33487

(Address of Principal Executive Offices, Including Zip Code)

2000 Employee Stock Purchase Plan

(Full Title of the Plan)

Leslie Hudson, Ph.D.

Nabi Biopharmaceuticals

5800 Park of Commerce Boulevard, N.W.

Boca Raton, FL 33487

(561) 989-5800

(Name, Address, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

James E. Dawson, Esq.

Nutter, McClennen & Fish, LLP

155 Seaport Boulevard

Boston, MA 02210-2604

(617) 439-2000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.10 per share (1)	500,000 shares(2)	$5.20	(3)	$2,600,000	(3)	$79.82

(1)	This registration statement also relates to rights to purchase shares of Series One Preferred Stock. The rights are attached to the Common Stock and are issued pursuant to the terms of the registrant’s Rights Agreement dated August 1, 1997, as amended. Until the occurrence of certain events, the rights will not be exercisable and will be transferable with and only with the Common Stock. Because no separate consideration is to be paid for the rights, the registration fee for the rights is included in the registration fee for the Common Stock.
(2)	This registration statement covers up to 500,000 shares of Common Stock that may be issued under the registrant’s 2000 Employee Stock Purchase Plan. This registration statement also covers an indeterminate number of shares that may become issuable under the Plan as a result of a stock dividend, stock split, or other recapitalization.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Common Stock as reported on The Nasdaq Global Market on May 18, 2007.

REGISTRATION OF ADDITIONAL SECURITIES

On February 14, 2007 the board of directors of Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), amended and restated the Company’s 2000 Employee Stock Purchase Plan (the “Plan”), subject to the approval of the stockholders of the Company, to reflect prior amendments to the Plan and increase the number of shares of the Company’s common stock, par value $.10 per share (the “Common Stock”), available for purchase under the Plan from 1,000,000 to 1,500,000. On May 18, 2007, the stockholders of the Company approved the Plan. The Company is filing this registration statement to register the issuance of up to 500,000 additional shares of Common Stock that may be issued under the Plan as a result of the amendment to the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2000 (File No. 333-38864) and its Registration Statement on Form S-8 filed with the Commission on September 22, 2003 (File No. 333-109017) are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 24, 2007.

NABI BIOPHARMACEUTICALS

By:	/s/ Leslie Hudson, Ph.D.
Leslie Hudson, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie Hudson, Jordan Siegel, Constantine Alexander, and James Dawson, and each of them, with full power to act without the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Leslie Hudson, Ph.D.
Leslie Hudson, Ph.D.	President, Chief Executive Officer and Director	May 24, 2007

/s/ Jordan I. Siegel	Senior Vice President, Finance,
Jordan I. Siegel	Chief Financial Officer and Treasurer	May 24, 2007

/s/ Jason M. Aryeh
Jason M. Aryeh	Director	May 24, 2007

/s/ David L. Castaldi
David L. Castaldi	Director	May 24, 2007

/s/ Geoffrey F. Cox, Ph.D.	Non-executive Chairman of the Board of
Geoffrey F. Cox, Ph.D.	Directors	May 24, 2007

/s/ Peter B. Davis
Peter B. Davis	Director	May 24, 2007

/s/ Richard A. Harvey
Richard A. Harvey, Jr.	Director	May 24, 2007

/s/ Linda Jenckes
Linda Jenckes	Director	May 24, 2007

/s/ Timothy P. Lynch
Timothy P. Lynch	Director	May 24, 2007

/s/ Stephen G. Sudovar
Stephen G. Sudovar	Director	May 24, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Designations of Series One Preferred Stock contained in the Restated Certificate of Incorporation of Nabi Biopharmaceuticals (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended June 26, 2004)

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 30, 2006)

4.3	Rights Agreement dated August 1, 1997, as amended, between Nabi Biopharmaceuticals and Registrar and Transfer Company (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-K for the year ended December 31, 1997)

4.4	Agreement of Substitution and Amendment of Rights Agreement dated July 1, 2002, between Nabi Biopharmaceuticals, Registrant and Transfer Company, and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 28, 2002)

4.5	Indenture between Nabi Biopharmaceuticals and U.S. Bank National Association, as trustee, dated April 19, 2005 (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-3 (File No. 333-12541), filed with the Securities and Exchange Commission on March 25, 2005)

4.6	Registration Rights Agreement between Nabi Biopharmaceuticals and Lehman Brothers Inc., Bear, Stearns & Co. Inc., and Wachovia Capital Markets, LLC, dated April 19, 2005 (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form S-3 (File No. 333-12541), filed with the Securities and Exchange Commission on March 25, 2005)

4.7	Global Note evidencing the unregistered portion of our 2.875% Convertible Senior Notes (incorporated by reference to Exhibit 4.7 to our Registration Statement on Form S-3 (File No. 333-12541), filed with the Securities and Exchange Commission on March 25, 2005)

4.8	Global Note evidencing the registered portion of our 2.875% Convertible Senior Notes (incorporated by reference to Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005)

5	Opinion of Nutter McClennen & Fish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Nutter McClennen & Fish LLP (contained in Exhibit 5)

24	Power of Attorney, (contained on signature page)